UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VMware, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This Schedule 14A filing consists of the following communication relating to the proposed acquisition (the “Acquisition”) of Pivotal Software, Inc. (“Pivotal”) by VMware, Inc. (the “Company”), a Delaware corporation, and Raven Transaction Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated August 22, 2019, by and among the Company, Pivotal and Merger Sub:

Transcript of Sanjay Poonen Appearance on Mad Money, first used or made available on September 10, 2019.

MEDIA: Television

STATION: CNBC

MARKET: National

DATE: 2019-09-10

TIME: 6:36 PM ET

PROGRAM: Mad Money

SUBJECT: Sanjay Poonen—VMware

PAGE COUNT: 7

JIM CRAMER, MAD MONEY, HOST:

We’ve seen all sorts of turmoil in the high flying cloud stocks for the past few days. Some of these damps have come down hard. What about the not so high flying cloud stocks? Look at VMware, the virtualization software pioneering Cramer Cloud Kit that allows data centers to run multiple virtual machines in a single server. And that’s become a major player in the cloud infrastructure space they are on the border. VMware’s been doing just fine for the past week. Hey, maybe because the stock had been crushed last month. Remember this company, a subsidiary of Dell reported a fantastic quarter in late August. Fantastic. But there was one major fly in the ointment. We learned that VMware will be making two acquisitions. Not one but two, Pivotal Software and another Dell Subsidiary, Carbon Black a cloud native security player. The deals weren’t seven that big. They’re paying 3.6 billion for Pivotal 2.1 billion for Carbon Black. Didn’t matter, investors and analysts alike found the deals questionable in value and the stock got clobbered. Seeing the 120 in its lows last month. Down from 180 near the end of July. However the past couple of weeks VMware’s begun to bounce. Stock back up over up to 153 after a trip of almost a 6 buck gain today. I told you at the time that the negative reaction was way overblown. Is Wall-Street finally coming to the same conclusions? Let’s take a closer look with Sanjay Poonen. He’s VMware’s Chief Operating Officer for Customer Operations. He had a better sense of these so called controversial deals and what they mean for his company. Mr. Poonen, welcome back to Mad Money.

SANJAY POONEN, CHIEF OPERATING OFFICER, VMWARE:

Thank you.

CRAMER:

Good to see you Sanjay. Have a seat.

POONEN:

Always a pleasure.

CRAMER:

Thank you. Now there I see (interrupted)

POONEN:

Look at this.

CRAMER:

Why don’t we just start with Carbon Black.

POONEN:

Carbon shirt.

CRAMER:

Let’s start with these.

POONEN:

There we go and my pivotal socks.

CRAMER:

Pivotal socks. Okay, well let’s start with these because know the quarter was fine. We can entrust that later cause I thought it was an excellent quarter. People were baffled that you could do two acquisitions at once. Why one company could even handle that and why you picked these companies. I think if you, the stock is saying that maybe there’s more to it than that. You could walk us through.

POONEN:

Yeah, let’s walk through them one at a time.

CRAMER:

Okay.

POONEN:

When you look at these types of transformational moments going on digital transformation. These happen once every 10, 20 years. VMware’s the company that invented the virtual machine and for the last 20 years we’ve created a million jobs in that part of infrastructure. There is a movement going on digital transformation right now called containers and we believe it’s our birth right to own that movement because there’ll be potentially tens of millions of jobs among developers created on top of this virtual machine. Think of the virtual machine sort of like the ship and containers like the things on top (Interrupted).

CRAMER:

No cause I was going to say is that the good analogy?

POONEN:

That’s the right one. The 1950’s containers completely transformed ships. VMware created the ship and now these containers are going to allow apps to be fundamentally transformed. We found as thought about this that this was the right time to do it and it was our birthright to do better than anyone else. Why not take those 3,000 people in Pivotal, 750 million in revenue and turbo charge the next ten years of VMware not just in virtual machines and virtualization in the pot. The cloud which is the first C but the other C is containers and we think that’s a big part and we’ll get to security later but that’s the (interrupted).

CRAMER:

Okay now Pivotal had, you lately had not had them won well in the stock market. Has something changed to make it so it’s more valuable? Or is it the merger of VMware that creates?

POONEN:

Two things. One is they refactored their product. Now sit completely on this word Kubernetes. If you don’t know what it is it’s sort of the big open source container movement and the go to market engine probably stuttered a little bit but that’s what VMware does well. We’re go to market machine, we’ll bring them in and accelerate this to our 500,000 customers. So we feel good. When we get a good product in the hands of a good go to market machine, I think we can accelerate and that’s the will of it.

CRAMER:

And when you say we I mean actually you’re going to be doing this? You’re the captain in this right?

POONEN:

Well listen, VMware’s it’s no one person does it.

CRAMER:

Right. That’s fair.

POONEN:

It takes a village to do it but also our partners, our partners like Dell and the ecosystem. VMware has 75,000 partners Jim, who love us. We’re going to take this to those ecosystem partners with a big tent. System integrators there excited about this. We branded the entire thing, that’s the other thing we have done pretty well. Tanzu which is the Japanese word for containers. We’re doing big adds in New York, San Francisco, London, Hambert. A play on word VMware that says container ware. We’re not changing the name of the company but we’re going big in containers and that’s the key message I want your viewers to take away.

CRAMER:

Okay. A crowded area right now is security. Okay, cloud security. You’re wearing a t-shirt of a company that a lot of people on the analysis call said “geez why Carbon Black”? Is he you know tonight did say that business had gotten a little soft versus projections. Why does your great company need a part, why not just partner with a security company? Why do you have to own one?

POONEN:

Well listen, fundamentally we have a bigger plan in security and let me just walk you through (interrupted).

CRAMER:

Okay, please due.

POONEN:

A quick understanding of the strategy. There’s a lot of parallels within security and healthcare and my mom’s a doctor. Imagine you enter a doctor Jim and you asked her, “How do you get well?” And she said, “You have to eat 5,000 tablets.” Eating one every 30 seconds would take you a couple of weeks to do that. That’s what the security industry is today. 5,000 vendors, broken, lots of different agents that bloated on peoples laptops. Lots of alerts showing up, manual labor. So we look at this and say there’s a fundamental new way to do it which is to make security intrinsic into your diet. You eat your vegetables, your fruit, you drink your water, brush your teeth and that’s what we’re doing with security, making it part of our platform. So we’ve been doing very well in network security around the NSX product. But endpoint security and work load security, we didn’t have much there. We had Workspace One, our Airwatch related product, and we found as many of these endpoint security players were, you know, kind of little bit in turmoil. Symantec got bought by Broadcom, McAfee got bought by Intel and spun out again. We thought it was the perfect time for us to come up with a disruptive play that was based on big data, A.I. was Cloud native and there’s only two companies doing it. Crowdstrike and Carbon Black. We felt this company was better integrated to us, had as good of a product or better, okay? Financial results are good for us as you could understand.

CRAMER:

Right, it sure was.

POONEN:

And we acquire, we intend to acquire them, the acquisition of one is close. We have a plan to integrate this and make it intrinsic in a way that nobody else will do and we lay that out in VM World. We think this will transform the security industry that’s been broken today. That’s our plan.

CRAMER:

I now understand it. I needed to hear it from you. In the meantime you always come with a lesson, this time you have a music lesson about business that I think a lot of people want to hear.

POONEN:

Listen I think in general much has been talked about STEM.

POONEN:

Science, technology

CRAMER:

Yes.

POONEN:

Engineering math. I think you could add an A into that and call it steam because arts is really important and I think when you could bring music and arts, one of the gifts I have as a jazz pianist is making things simple. Cause sometimes I’ll bring music into the middle of a keynote. If you watch on YouTube I’ve done this a couple of different times and it’s just a way most keynotes are boring and death by power points.

CRAMER:

Yes, yes.

POONEN:

Why not add a little music into it and sometimes when I start the keynote this way people are stunned by it and that’s why we want to make this lively, entertaining and there’s often a little bit of an artistic message that you could play in that at the core of every song it is a beautiful melody that goes round and round and that’s what business is all about.

CRAMER:

Well I’m grateful for you coming in and speaking English about why these acquisitions are good and also I think your Ray Charles music, let me just say your piano as good as good as the band.

POONEN:

One of my favorites.

CRAMER:

Absolutely.

POONEN:

Goes out of my mind.

CRAMER:

I know. Okay that’s Sanjay Poonen, VMware’s Chief Operating Officer. I hope you understand now, I think it helps me tremendously about why Carbon Black, why Pivotal, and why I buy VMware. Specifically cause it’s really dab. Mad Money is back after the break.

Forward-Looking Statements

This email contains forward-looking statements including, among other things, statements regarding the proposed acquisitions of Carbon Black and Pivotal Software by VMware, such as: the expected timing for the acquisitions; the growth opportunities and expansion of VMware’s offerings associated with each acquisition and potential benefits to VMware and its customers and partners. These forward-looking statements are subject to applicable safe harbor provisions under federal securities laws, such as the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the satisfaction or waiver of the conditions to closing the proposed acquisitions (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all; (2) uncertainties as to how many of Carbon Black’s stockholders will tender their shares in the tender offer and the outcome of the vote by Pivotal stockholders to approve the Pivotal acquisition; (3) the possibility that either or both acquisitions do not close; (4) the possibility that competing offers may be made; (5) risks related to obtaining the requisite consents to each acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); (6) the possibility that the expected benefits from the proposed acquisitions will not be realized or will not be realized within the expected time period; (7) the risk that the businesses will not be integrated successfully; (8) the risk of litigation and regulatory actions related to the proposed acquisitions; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; and (10) other unexpected costs or delays in connection with the acquisitions. These forward-looking statements are made as of the date of this email, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Additional Information about the Pivotal Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger with Pivotal Software (the “Pivotal Merger”). This communication does not constitute an offer to sell or the solicitation of an offer to buy VMware securities or the solicitation of any vote or approval. The proposed Pivotal Merger will be submitted to Pivotal’s stockholders for their consideration. In connection with the proposed transaction, Pivotal intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by Pivotal, the Company and Dell Technologies in connection with the proposed transaction. The definitive proxy statement will be mailed to Pivotal’s stockholders.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF PIVOTAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Pivotal with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov.

In addition, Pivotal’s stockholders may obtain free copies of the documents filed with the SEC through the Investors portion of Pivotal’s website at pivotal.io/investors or by contacting Pivotal’s Investor Relations Department via e-mail at ir@pivotal.io.

Pivotal, VMware, Dell Technologies Inc. and certain of their respective executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Pivotal’s stockholders in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Pivotal’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of Pivotal’s common stock is also set forth in Pivotal’s proxy statement for its 2019 annual meeting of stockholders filed on May 3, 2019 with the SEC, which may be obtained free of charge from the sources indicated above.

Additional Information about the Carbon Black Tender Offer and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Carbon Black securities, nor is it a substitute for the tender offer materials that VMware and its acquisition subsidiary have filed with the SEC. The solicitation and offer to buy Carbon Black stock is being made only pursuant to the Offer to Purchase and related tender offer materials on Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. CARBON BLACK STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CARBON BLACK SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of Carbon Black stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting VMware or Carbon Black. Copies of the documents filed with the SEC by Carbon Black are available free of charge on Carbon Black internet website at https://investors.carbonblack.com/financial-information/sec-filings or by contacting Carbon Black’s Investor Relations Department at 646-277-1251. Copies of the documents filed with the SEC by VMware are available free of charge on VMware’s internet website at https://ir.vmware.com/overview/sec-filings/default.aspx or by contacting VMware’s Investor Relations Department at (650) 427-4631.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, VMware and Carbon Black each file annual, quarterly and current reports and other information with the SEC. VMware’s and Carbon Black’s filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov.